As Amended By the
                                                        Board of Directors on
                                                               June 29, 1989,
                                                           September 24, 1991
                                                         and October 22, 1991


                             INVESTORS SAVINGS CORP.
                                STOCK OPTION PLAN


   1.   Purpose of Plan.

             This Plan shall be known as the "INVESTORS SAVINGS CORP. Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Investors Savings Corp., a Delaware corporation ("ISC"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in ISC through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of
   Section 422A of the Internal Revenue Code of 1954, as in effect prior to January 1, 1987, or the Internal Revenue Code of 1986, whichever is applicable (the "Code"), or options which do not qualify as Incentive Stock Options.

   2.   Stock Subject to Plan.

             Subject to the provisions of Section 13 hereof, the stock to be subject to options under the Plan shall be ISC's authorized Common Stock, par value $.01 per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by ISC. Subject to the adjustment as provided in Section 13 hereof, the maximum number of shares on which options may be exercised under this Plan after September 24, 1991 shall be 469,940 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

   3.   Administration of Plan.

             (a) The Plan shall be administered by a committee (the "Committee") of two or more directors of ISC who are not also employees of ISC and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(c)(2)(ii) of the Securities and Exchange Commission. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

             (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the terms of exercise of each option, (iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 13 herein to amend or terminate the Plan and subject to the limitations set forth in
   Section 8 with respect to options granted to Directors who are not also employees. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of ISC, shall be final and conclusive.

             (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of ISC and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

   4.   Eligibility.

             Incentive Stock Options may only be granted under this Plan to full or part-time employees (which term as used herein includes, but is not limited to, officers and directors who are also employees) of ISC and of its present and future subsidiary corporations (herein called "subsidiaries"). Members of the Board of Directors of ISC, consultants or independent contractors providing valuable services to ISC or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options. Notwithstanding the foregoing, no member of the Board of Directors who is not also an employee shall be eligible to receive options under the Plan, except as provided in Section 8 hereof. In determining the persons to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of ISC and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that (a) for Incentive Stock Options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted such Incentive Stock Options in any calendar year (under all plans described in subsection (b)(8) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, determined in the manner set forth in Section 422A (c)(4) of the Code, and (b) for Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (b)(7) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

   5.   Price.

             The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than
   (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Plan, the Common Stock of ISC is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

   6.   Term.

             Except with respect to options granted to Directors who are not also employees of the Company, which shall be governed by Section 8 hereof, each option and all rights and obligations thereunder shall, subject to the provisions of Section 10, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of granting of such option.

   7.   Exercise of Option.

             (a) Except with respect to options granted to Directors who are not also employees of the Company, which shall be governed by Section 8 hereof, the Committee shall have full and complete authority to determine, subject to Section 10 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

             (b) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Code) any other Incentive Stock Option which was previously granted to the optionee to purchase stock in ISC or in a corporation which (at the time of the grant) was a parent or subsidiary corporation of ISC, or a predecessor corporation of any of such corporations.

             (c) The exercise of any option granted hereunder shall only be effective at such time that the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

             (d) An optionee electing to exercise an option shall give written notice to ISC of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to ISC either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering ISC's Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of ISC's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of ISC. The fair market value of such shares shall be determined as provided in Section 5 herein. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

   8.   Options to Non-employee Directors.

             Each director of ISC who is not an employee of ISC or any of its subsidiaries shall be granted an option to purchase 1,000 shares of common stock on July 1, 1989 and an option to purchase an additional 2,000 shares of Common Stock on July 1 of each year thereafter. The option price shall be equal to 100% of the fair market value on the date of grant (or the last trading day preceding the date of grant if any July 1 shall fall on a weekend or holiday). The options shall not qualify as incentive stock options and shall become exercisable with respect to 50% of the shares subject thereto commencing one year from the date of grant and with respect to the remaining 50% commencing two years from the date of grant and shall expire seven years from the date of grant. Notwithstanding any other provision of this Plan, no option granted to a Director who is not also an employee may contain terms that vary from the foregoing and no action of the Committee or the Board of Directors shall alter such terms. The provisions of this Section 8 may be amended only by vote of holders of a majority of the outstanding Common Stock of ISC, upon recommendation of the Board of Directors, and no such amendment shall be effective if any other amendment to this Section 8 shall have been recommended and approved within the six months preceding such amendment.

   9.   Additional Restrictions.

             Subject to the provisions of Section 8, the Committee shall have full and complete authority to determine whether all or any part of the Common Stock of ISC acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options.

   10.  Effect of Termination of Employment or Death.

             (a) In the event that the holder of an Incentive Stock Option shall cease to be employed by ISC or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such holder shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

             (b) In the event that the holder of an Incentive Stock Option shall cease to be employed by ISC or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

             (c) If the holder of an Incentive Stock Option shall die while in the employ of ISC or a subsidiary, if any, or within one month after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of ISC or a subsidiary, if any, and such optionee shall not have fully exercised the Incentive Stock Option, such option may be exercised at any time within twelve months after his death or such disability by the personal representatives, administrators, or if applicable guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

             (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of ISC or any of its subsidiaries or affect, in any way, the right of ISC or any of its subsidiaries to terminate his employment at any time.

   11.  10-Percent Shareholder Rule.

             Notwithstanding any other provision in the Plan, if at the time an incentive stock option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of ISC possessing more than ten percent (10%) of the total combined voting power of all classes of stock of ISC or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of ISC determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

   12.  Non-Transferability.

             No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in Section 10(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

   13.  Dilution or Other Adjustments.

             If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

   14.  Amendment or Discontinuance of Plan.

             The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without stockholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum option price provided in Section 5 herein, (iii) extend the maximum option term under Section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

   15.  Time of Granting.

             Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of ISC, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

   16.  Effective Date and Termination of Plan.

             (a) The Plan was approved by the Board of Directors and stockholders on December 28, 1983 and most recently amended on May 5, 1992.

             (b)  Unless the Plan shall have been discontinued as provided in
   Section 14 hereof, the Plan shall terminate September 24, 2001. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.